UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

           Preliminary Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                                  TEMPCO, INC.
                    (NAME OF REGISTRANT SPECIFIED IN CHARTER)

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[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(10, and 0-11

      (1)   Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      (2)   Aggregate number of securities to which transactions applies:
            ____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      (5)   Total fee paid:
            ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

      (1)   Amount previously paid:
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      (2)   Form, schedule or registration statement no.:
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      (3)   Filing party:
            ____________________________________________________________________

      (4)   Date filed:
            ____________________________________________________________________

                              INFORMATION STATEMENT

                                                                   Tempco, Inc..
                                                        7625 East Via Del Reposo
                                                            Scottsdale, AZ 85258

Dear Stockholder:

         This Information Statement is being distributed to notify the shareholders of record of Tempco, Inc., a Nevada corporation ("we," "us," "our" or the "Company") that our Board of Directors has approved and recommended to our shareholders, and shareholders holding a majority of the aggregate voting power of our Common Stock, par value $.001 per share ("Common Stock") has adopted an Amendment to our Articles of Incorporation which authorizes the Board of Directors, without the further consent of shareholders, to adopt any re-capitalization affecting the outstanding securities of the Company by effecting a forward or reverse split of all of the outstanding securities of the Company, with appropriate adjustments to the Company's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation, all on such basis and under such circumstances as the Board of Directors may determine (the "Reverse Stock Split Authorization Amendment"). On May 22, 2009, shareholders representing approximately 51.5% of the voting power of our Common Stock delivered to us a written consents via proxy in lieu of a special meeting of shareholders adopting the Reverse Stock Split Authorization Amendment.

         This Information Statement is being mailed on or about June __, 2009, to the holders of record of our Common Stock on April 6, 2009 (the "Record Date"), the record date set by our Board of Directors for determining the shareholders eligible to execute, withhold or revoke consents relating to the Reverse Stock Split Authorization Amendment and receive this Information Statement. As of the Record Date, there were 11,403,711 shares of our Common Stock outstanding. This Information Statement is being distributed to you, our shareholders, in accordance with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement describes in further detail the change to our Articles of Incorporation and the Reverse Stock Split Authorization Amendment.

         Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the "SEC) under the Exchange Act, the Reverse Stock Split Authorization Amendment will not become effective until twenty calendar days following the date on which this Information Statement is sent to our shareholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                        By Order of the Board of Directors,


                                        /s/ Stanley L. Schloz
                                        ---------------------
                                        STANLEY L. SCHLOZ
                                        Chief Executive Officer

          ACTION BY OUR BOARD OF DIRECTORS AND CONSENTING SHAREHOLDERS

DESCRIPTION OF AMENDMENT

         The Articles of Incorporation of the Company are amended to authorize the Board of Directors, without the further consent of the shareholders, to adopt a re-capitalization affecting the outstanding shares the outstanding securities of the Company, with appropriate adjustments to the Company's capital accounts, provide that the re-capitalization does not require any change in the Articles of Incorporation of the Company. The proposed Certificate of Amendment is attached hereto as Exhibit A.

REASON FOR REVERSE STOCK SPLIT AUTHORIZATION AMENDMENT

         The Reverse Stock Split Authorization Amendment will authorize the Board of Directors to effect a "stock split" or "reverse split" of the Company's outstanding capital stock without the necessity of obtaining further shareholder approval. Such action may be taken, for example, as a means of facilitating further financing or increasing the per share price of outstanding stock to meet the listing requirements of a registered stock exchange. By eliminating the need for shareholder action, the Company would be able to take such action without incurring the time and expense required to obtain shareholder approval.

         As we have disclosed in reports to the Securities and Exchange Commission, we are and have been since February, 2008, a "shell" company with no assets other than cash on hand and no business plan except to seek out a suitable operating company to acquire or with which to form a business combination. While no agreement has been reached to accomplish any such objective, discussions with potential parties to such transactions have indicated a high likelihood that any such party would require a so-called "reverse split" of our outstanding common stock. The prevailing public trading price for our stock since we became a "shell" has been between $0.09 and $0.30 per share. Such a price range does not appear to be attractive to other parties.

         If, for example, our stock were to be "reverse split" on a 1:30 basis, each stockholder would remain the holder of one share for each thirty now held, while his or her percentage ownership in the Company would remain unchanged. In that example, the expectation would be that the shares would trade in a range of $2.70 to $9.00. It should be understood, however, that such a mathematical ratio may not in fact result and the possibility exists that any new trading range would not arithmetically reflect the exchange ratio of the "reverse split".

         The factors to be considered by the Board of Directors are the extent to which a change in the public trading range for the Company's common stock will be such as to facilitate future financings and/or future business combinations or to establish or maintain the stock's eligibility for trading on an exchange. In each case, the views of prospective investors, underwriters, placement agents and merger partners will be given the weight determined by the Company's Board of Directors acting in the best interests of the shareholders as they perceive it to be in the exercise of their prudent business judgment. The Company does not intend to effect a "reverse split" in connection with any transaction or series of transactions in which the Company would no longer remain a public company.

         It is a typical feature of "reverse splits" that a number of shareholders will remain with a fractional share. That is, their holdings will then consist of a certain number of shares plus a fraction of one share, the size of the fraction being dependent on the ratio of the "reverse split". In such cases, the Company will not issue any fractional shares but will, in lieu thereof, either round up the fractional share to one full share or pay the holder cash in the amount of the then fair value of the shares. Because fair value will depend on circumstances existing at the time, the fair value of the shares cannot now be predicted.

APPROVAL BY BOARD OF DIRECTORS

         On February 20, 2009, the Board of Directors adopted a resolution setting forth the proposed terms of the Amendment and declared it advisable and in the best interests of the Company and its stockholders to adopt such resolution. Pursuant to Section 78.390 of the Nevada Revised Statutes, once a board of directors has adopted a resolution setting forth an amendment to a corporation's Articles of Incorporation, the amendment requires the approval of shareholders holding a majority of the voting stock of the corporation. As of the Record Date, the Common Stock was the Company's only class of outstanding voting stock.

APPROVAL BY SHAREHOLDERS

         Pursuant to Section 78.390 of the Nevada Revised Statutes, the Amendment must be approved by the holders of a majority of the aggregate voting power of the Common Stock. In order to obtain the required approval of the our shareholders, we could have either convened a special meeting of the shareholders of the Common Stock for the specific purpose of voting on the Reverse Stock Split Authorization Amendment, or we could have sought the written consent from the holders of a majority of the aggregate voting power of the Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the aggregate voting power of the Common Stock. Prior to seeking written consents from certain shareholders, the Company filed a proxy statement with the SEC and delivered a definitive proxy statement to those shareholders. The elimination of the need for a special meeting of shareholders is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting provided that a consent, in writing, setting forth the action so taken is signed by shareholders having at least the minimum number of votes that would be necessary to authorize such action at a meeting. Under Nevada law, a vote of the majority of our issued and outstanding shares of Common Stock was required to approve the Reverse Stock Split Authorization Amendment.

         On May 22, 2009, the written consents via proxy of the holders of the majority of our issued and outstanding shares were received by our corporate Secretary, authorizing our Board of Directors and officers to take all actions necessary to cause the certificate amendment to be filed with the Office of the Secretary of State of the State of Nevada. Nevada law requires us to notify each stockholder who has not consented to the action in writing and who, if the action had been taken at a meeting would have been entitled to vote at the meeting, of the action taken by written consent.

DISSENTERS RIGHTS OF APPRAISAL

         The right to judicial appraisal of your shares of Common Stock is not applicable under Nevada law to the Reverse Stock Split Authorization Amendment.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split Authorization Amendment which is not shared by all our other shareholders. The present directors and officers who were among the shareholders representing a majority of the aggregate voting power of the Common Stock who voted for the Reverse Stock Split Authorization Amendment were Stanley
L. Schloz, our President and a director, Fred Burstein, an officer and director, and Anthony Silverman, a director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of February 20, 2009, concerning the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock; (ii) each Director; (iii) the Company's Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

                                                   SHARES BENEFICIALLY OWNED (1)
NAME AND ADDRESS OF BENEFICIAL OWNER (2)               NUMBER         PERCENT
----------------------------------------           ---------------    -------

Stanley L. Schloz .............................      330,700(3)          2.8%
Fred Burstein .................................      340,769(3)(4)       2.9%
Anthony Silverman .............................    2,087,260(5)         18.3%
All directors and executive officers as a group    2,758,729            23.1%
Chandler ......................................    1,110,000             9.7%
Laurus Capital Management LLC .................    1,081,923(6)          9.0%
To Be Limited Partnership .....................    1,300,100            11.4%
Kay S. Silverman ..............................    1,107,208(7)          9.7%
____________

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 11,403,711 shares of Common Stock outstanding as of February 20, 2009.

(2) The address of each of the beneficial owners is as follows: Stanley L. Schloz, 10050 E. Sonoran Vista Circle, Scottsdale, Arizona 85255; Fred Burstein, 510 First Avenue North, Suite 600, Minneapolis, Minnesota 55403; Anthony Silverman, 7625 E. Via Del Reposo, Scottsdale, Arizona 85258; Chandler, P.O. Box 2465, Ft. Lauderdale, Florida 33303; Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, New York 10022; To be Limited Partnership, c/o Harvey Belfer, 6019 East Indian Bend, Paradise Valley, Arizona 85253; and Kay S. Silverman, 7377 East Doubletree Ranch Road, Suite 290, Scottsdale, Arizona 85258.

(3) Includes 275,000 shares of common stock underlying options that were exercisable on February 20, 2009.

(4)   Includes 50,000 shares held by Mr. Burstein's wife.

(5) Includes 239,000 shares owned by Katsinam Partners, LP, of which Mr. Silverman is the holder of a 17.64% limited partnership interest and is the General Partner with sole power to vote such shares.

(6) Includes 630,000 shares of common stock underlying warrants that were exercisable on February 20, 2009.

(7)   Kay Silverman is the former spouse of Anthony Silverman.

                           FORWARD LOOKING STATEMENTS

         This Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements by the Company of expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company's future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which the Company files reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including Tempco, Inc., that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

         No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by Tempco, Inc. or any other person.

         Tempco, Inc. has not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This information Statement is dated May __, 2009. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

DATED:  June __, 2009

By Order of the Board of Directors

/s/ Stanley L. Schloz
---------------------
Stanley L. Schloz, Chief Executive Officer

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                  TEMPCO, INC.

         Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned corporation, Tempco, Inc., a Nevada corporation, submits the following Certificate of Amendment for filing:

1. The name of the corporation is Tempco, Inc.

2. A new Article SIXTEENTH shall to be added to the Company's Articles of Incorporation as follows:

         SIXTEENTH. A share dividend, division or combination of the corporation's capital stock may be effected by action of the Board of Directors alone, without the approval of the shareholders. In effecting a division or combination of the capital stock, the Board of Directors may amend these Articles to increase or decrease the par value of shares of capital stock, increase or decrease the number of authorized shares of capital stock, and make any other change necessary to assure that the rights or preferences of the holders of all outstanding shares of any class or series will not be adversely affected by the division or combination. For purposes of this Article SIXTEENTH, an increase or decrease in the relative voting rights of the shares of capital stock that are the subject of the division or combination that arises solely from the increase or decrease in the number of shares outstanding is not an adverse effect on the outstanding shares of any class or series, including any increase in the percentage of authorized shares remaining unissued arising solely from the elimination of fractional shares. The Board of Directors may adopt a procedure whereunder the fractional shares that result from action taken pursuant to this Article SIXTEENTH are eliminated and the holders thereof compensated in a manner that complies with applicable law and that the Board of Directors finds to be fair to such holders.

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 51.5%

         IN WITNESS WHEREOF, Tempco, Inc., a Nevada corporation, has caused this Certificate of Amendment to be signed in its name and on its behalf, on this ____ day of June __, 2009.

                                        TEMPCO, INC., a Nevada corporation


                                        _____________________________
                                        Stanley L. Schloz, President